THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATIONS UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "*Agreement*") is made as of the 29th day of April, 2009 by and between Arkanova Energy Corporation, a Nevada corporation (the "Company"), and the investor indicated on the signature page hereof (the "Investor").

WHEREAS:

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by the provisions of Regulation S ("Regulation S"), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and

B. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, one or more promissory notes (each, a "Note") in the aggregate principal amount of $600'000.00 (the "Principal Amount"), bearing interest at the rate of 10.0% per annum in the form attached hereto as Exhibit A (the "Aggregate Offering").

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a) "*Affiliate*" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person;

(b) "*Business Day*" means a day, other than a Saturday or Sunday, on which banks in Houston, Texas are open for the general transaction of business;

(c) "*Company's Knowledge*" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company;

(d) "*Control*" (including the terms "*controlling*", "*controlled by*" or "*under common control with*") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(e) "*Material Adverse Effect*" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents;

(f) "*Person*" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein;

(g) "*Purchase Price*" means the price paid for the Note set forth on the signature page hereof. **Wire instructions for the payment of the Purchase Price are provided in Exhibit B attached hereto**;

(h) "*SEC*" means the United States Securities and Exchange Commission;

(i) "*Subsidiaries*" means the wholly-owned or majority owned subsidiaries of the Company;

(j) "*Transaction Documents*" means this Agreement and the Note;

(k) "*1933 Act*" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder; and

(l) *"1934 Act"* means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Notes; Security. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall sell and issue to the Investor, a Note in the Principal Amount in exchange for the Purchase Price. The Investor shall be permitted to maintain a security interest in the oil, gas and mineral leases owned by the Company and covering acreage in Phillips and Monroe Counties, Arkansas, Glacier and Pondera Counties Montana as well as all wells located on the acreage covered by said leases that are owned and operated by the Company, right-of-ways and easements and the Company's share of production obtained from such wells (the "*Security Interest*"), as more fully set forth in Paragraph 7(d) hereof.

3. Closing. There shall be no formal closing ceremony with respect to the transactions contemplated by this Agreement. Instead, the parties shall execute and exchange the Transaction Documents by facsimile and email and the closing of the transactions contemplated by this Agreement shall be deemed to have occurred (the "*Closing*") on the date (the "*Closing Date*") that the Company receives the Purchase Price in full. There may be multiple Closings.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in any schedules delivered herewith (collectively, the "*Disclosure Schedules*"):

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect;

(b) Authorization. The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Note. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer,

reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally;

(c) Valid Issuance. The Notes have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws;

(d) Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Notes require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods;

(e) Use of Proceeds. The net proceeds of the sale of the Notes hereunder shall be used by the Company for drilling in Glacier county Montana and for general working capital purposes;

(f) No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject;

(g) Litigation. To the Company's knowledge all disputes or actions pending or threatened against the Company and its properties are listed on Exhibit C.

(h) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation S) in connection with the offer or sale of any of the Notes;

(i) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by

the Company on Regulation S for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the 1933 Act; and

(j) Private Placement. The offer and sale of the Notes to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

(a) Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Notes pursuant to this Agreement;

(b) Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally;

(c) Purchase Entirely for Own Account. The Note to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view t the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Note in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Note for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered;

(d) Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby;

(e) Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the

Company, its business and the terms and conditions of the offering of the Notes.

(f) No Reliance. The Investor has not relied upon the Company or its directors and officers, or the Company's legal counsel or advisors for investment, legal or tax advice, including advice with respect to the hold periods and resale restrictions imposed upon the Notes by the securities legislation in the jurisdiction in which the Investor resides, and has, if desired, in all cases sought the advice of the Investor's own personal investment advisor, legal counsel and tax advisors, and the Investor is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Notes, and it is able to bear the economic risk of an investment in the Notes and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment;

(g) Restricted Securities. Such Investor understands that the Notes are characterized as "restricted securities" under the U.S. federal securities laws and have not been registered under the 1933 Act or under any state or "blue sky" laws of the United States, and are being offered in a transaction not involving any public offering within the meaning of the 1933 Act, and unless so registered, may not be offered or sold in the United States or to U.S. Persons as defined in Regulation S promulgated under the 1933 Act, and in each case only in accordance with applicable securities laws;

(h) Further Representations and Acknowledgements. The Investor further represents and acknowledges that

(i) The Investor is not a "U.S. Person" as that term is defined in Regulation S,

(ii) The Investor is located outside the United States,

(iii) The investor is not aware of any advertisement of any of the Notes to be issued hereunder,

(iv) The Investor will not acquire the Note as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Notes which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Notes; provided, however, that the Investor may sell or otherwise dispose of the Notes pursuant to registration under the

1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(v) The Investor agrees that the Company will refuse to register any transfer of the Notes not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state securities laws, and

(vi) The Investor understands and agrees that offers and sales of any Note prior to the expiration of a period of one year after the date of transfer of the Notes (the "*Distribution Compliance Period*"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

(i) No Hedging Transactions. The Investor understands and agrees not to engage in any hedging transactions involving the Notes prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act;

(j) Restrictions on Transfer. The Investor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

(k) Legends. It is understood that, except as provided below, certificates evidencing the Notes will bear the following or any similar legend, as well as the legend required by any state authority if required in connection with the issuance of sale of the Notes,:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS

S. RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(l) No General Solicitation. Such Investor did not learn of the investment in the Notes as a result of any public advertising or general solicitation.

(m) Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6. Conditions to Closing:

(a) Conditions to the Investor's Obligations. The obligation of the Investor to purchase the Notes at the Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor

(i) The representations and warranties made by the Company in Section 4. hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or Warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4. hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date,

(ii) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, and the consummation of the other transactions contemplated by the

Transaction Documents, all of which shall be in full force and effect, and

(iii) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(b) Conditions to Obligations of the Company. The Company's obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company

(i) The representations and warranties made by the Investor in Section 5. hereof shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date, and

(ii) The Investor shall have paid the Purchase Price to the Company.

(c) Termination of Obligations to Effect Closing; Effects.

(i) The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

(A) Upon the mutual written consent of the Company and the Investor,

(B) By the Company if any of the conditions set forth in Paragraph 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company,

(C) By an Investor (with respect to itself only) if any of the conditions set forth in Paragraph 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor, or

(D) By either the Company or the Investor if the Closing has not occurred on or prior to end of, 2009.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

7. Covenants and Agreements of the Company:

(a) Reports. The Company will furnish to the Investor and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto;

(b) No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investor under the Transaction Documents;

(c) Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities;

(d) Security Interest. The Company shall cooperate with the Investor in all reasonable respects in connection with the establishment and maintenance of the Security Interest. The Company agrees to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of the Security Agreement. The Company shall be responsible for the payment of all costs and expenses reasonably incurred by Investor in connection with the preparation of any documents, instruments or agreements required to create or perfect the Security Interest and for all filing fees related thereto; and

(e) Termination of Covenants. The provisions of Paragraphs 7(a) through 7(d) shall terminate and be of no further force and effect on the date on which the Company's obligations under the Note terminate.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ARKANOVA ENERGY CORPORATION

Per: *Pierre Mulacek, President & CEO*

THE INVESTOR

By:

Authorized Signatory

Print Name: DAVID DAWES
Print Title (if applicable): DIRECTOR

Principal Amount of Note purchased: USD $ 600'000.00